Exhibit 99.1

Revlon Reports Second Quarter 2018 Results

NEW YORK--(BUSINESS WIRE)--August 9, 2018--Revlon, Inc. (NYSE:REV) today announced its results for the quarter ended June 30, 2018.

Quarter ended June 30, 2018 summary developments:1

  As Reported net sales were $606.8 million in the second quarter of 2018, compared to $645.7 million during the prior-year period. The change in net sales was primarily driven by approximately $30 million in net sales declines related to the Oxford, N.C. SAP service level disruptions impacting the Revlon and Portfolio segments, predominantly in the international market; and also the loss of certain licenses in 2018 in the Fragrance segment. These declines were partially offset by net sales growth associated with new products in the Portfolio segment and global growth in the Elizabeth Arden segment.
  As Reported operating loss was $58.0 million in the second quarter of 2018, compared to operating income of $5.2 million in the prior-year period, driven by the $30 million net sales declines from the SAP service level disruptions; a $20.1 million loss, primarily non-cash, related to reacquiring certain iconic Elizabeth Arden trademark rights; and increased distribution costs driven by growth in Asia. On an Adjusted basis, operating loss was $4.7 million in the second quarter of 2018, which includes the $30 million negative impact of reduced net sales related to the SAP service level disruptions but excludes the impact of $23.1 million in charges related to the SAP service level disruptions and the $20.1 million charge associated with reacquiring certain Elizabeth Arden trademark rights, compared to operating income of $22.1 million in the prior-year period.
  As Reported net loss was $122.5 million in the second quarter of 2018, compared to $36.5 million in the prior-year period. This decline was primarily the result of the impacts from the $30 million in reduced net sales due to the SAP service level disruptions, increased distribution costs driven by growth in Asia, as well as a negative foreign currency impact of $29.6 million when compared to the prior year quarter. These decreases were partially offset by a benefit from the provision for income taxes of $2.8 million in the second quarter of 2018, as compared to a provision for income taxes of $11.9 million in the prior year quarter.
  Adjusted EBITDA(a) was $36.7 million, compared to $61.5 million in the prior-year period, primarily driven by approximately $30 million in reduced net sales associated with the SAP service level disruptions noted above.

“Despite SAP service level disruptions at the Oxford, N.C. plant and other broader market impacts, we are starting to see the positive effects of our strategic investments on our growth priorities. Our strategy continues to focus on strengthening our brands and enhancing the avenues through which we communicate and connect with our consumers. We are focused on ensuring broad availability of our products where the consumer shops in both brick and mortar and online. We are seeing strong growth in e-commerce and innovation, including a very positive response to the launch of Flesh, our new in-house incubated brand. We continue to build strategic capabilities and partnerships to position the company to win over the long term,” said Debra Perelman, President and CEO of Revlon.

[1] The results discussed include the following measures: U.S. GAAP (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain Non-Operating Items (as defined in Footnote (a)) from As Reported results. See footnote (a) for further discussion of the Company’s Adjusted measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”). Unless otherwise noted, the discussion is presented on an As Reported basis.

Second Quarter 2018 Results

Total Company Results

In calculating Adjusted results, adjustments were made for the Non-Operating Items described in footnote (a).

(USD millions, except per share data)	Three Months Ended June 30,
	2018		2017		As Reported	Adjusted (*)
	As Reported	Adjusted (*)	As Reported	Adjusted (*)	% Change	% Change

Net Sales	$606.8	$612.6	$645.7	$645.7	(6.0)%	(5.1)%
Gross Profit	347.2	369.5	377.3	378.8	(8.0)%	(2.5)%
Gross Margin	57.2%	60.3%	58.4%	58.7%	-120bps	160bps
Operating (Loss) Income (**)	$(58.0)	$(4.7)	$5.2	$22.1	N.M.	N.M.
Adjusted EBITDA		36.7		61.5		(40.3)%
Net Loss	(122.5)	(81.2)	(36.5)	(24.2)	(235.6)%	(235.5)%
Diluted Loss per Common Share	$(2.32)	$(1.54)	$(0.70)	$(0.46)	(231.4)%	(234.8)%

(*) Refer to footnote (a) to this Earnings Release for a discussion and reconciliation of our non-GAAP measures, including Adjusted Net Sales, Adjusted Gross Profit, Adjusted Operating (Loss) Income, and Adjusted Net Loss.

(**) Adjusted Operating Loss for Q2 2018 includes the $30 million negative impact of reduced net sales related to the SAP service level disruptions but excludes the impact of $23.1 million in charges related to the SAP service level disruptions and the $20.1 million loss, primarily non-cash, related to reacquiring certain Elizabeth Arden trademark rights.

Segment Results

Effective January 1, 2018, the Company began reporting its results under four new reporting segments: Revlon; Elizabeth Arden; Portfolio brands; and Fragrances, as it began to operate under a new brand-centric organizational structure built around four global brand teams. These four reporting segments are:

Revlon - The Revlon segment is comprised of the Company's flagship Revlon brands. The Revlon segment markets, distributes and sells products primarily in the mass retail channel, large volume retailers, chain drug and food stores, chemist shops, hypermarkets, general merchandise stores, e-commerce sites, television shopping, department stores, professional hair salons, one-stop shopping beauty retailers, specialty cosmetic stores and perfumeries in the U.S. and internationally under brands such as Revlon in color cosmetics; Revlon ColorSilk and Revlon Professional in hair color; Revlon in beauty tools; and Revlon in nail color.

Elizabeth Arden - The Elizabeth Arden segment is comprised of the Company's Elizabeth Arden branded products. The Elizabeth Arden segment markets, distributes and sells fragrances, skin care and color cosmetics primarily to prestige retailers, department and specialty stores, perfumeries, boutiques, e-commerce sites, the mass retail channel, travel retailers and distributors, as well as direct sales to consumers via its Elizabeth Arden branded retail stores and ElizabethArden.com e-commerce business in the U.S. and internationally under brands such as Elizabeth Arden Ceramide, Prevage, Eight Hour, SUPERSTART, Visible Difference and Skin Illuminating in the Elizabeth Arden skin care brands; and Elizabeth Arden White Tea, Elizabeth Arden Red Door, Elizabeth Arden 5th Avenue and Elizabeth Arden Green Tea in Elizabeth Arden fragrances.

Portfolio brands - The Company’s Portfolio segment markets, distributes and sells a comprehensive line of premium, specialty and mass products primarily to the mass retail channel, hair and nail salons and professional salon distributors in the U.S. and internationally and large volume retailers, specialty and department stores under brands such as Almay and SinfulColors in color cosmetics; CND in nail polishes and nail enhancements, including CND Shellac and CND Vinylux nail polishes; Cutex nail care products; Pure Ice in nail polishes; American Crew in men’s grooming products; and Mitchum in anti-perspirant deodorants. The Portfolio segment also includes a multi-cultural hair care line consisting of Creme of Nature hair care products, which are sold in professional salons, the mass retail channel and in large volume retailers and other retailers, primarily in the U.S.; and a body care line under the Natural Honey brand and a hair color line under the Llongueras brand (licensed from a third party) that are both sold in the mass retail channel, large volume retailers and other retailers, primarily in Spain.

Fragrances - The Fragrances segment includes the development, marketing and distribution of certain owned and licensed fragrances, as well as the distribution of prestige fragrance brands owned by third parties. These products are typically sold to retailers in the U.S. and internationally, including prestige retailers, specialty stores, e-commerce sites, the mass retail channel, travel retailers and other international retailers. The owned and licensed fragrances include brands such as Juicy Couture, John Varvatos, All Saints, La Perla, Wildfox, Charlie, Curve, Elizabeth Taylor, Britney Spears, Christina Aguilera, Shawn Mendes, Halston, Ed Hardy, Geoffrey Beene, Alfred Sung, Giorgio Beverly Hills, Lucky Brand, Paul Sebastian, White Shoulders and Jennifer Aniston.

Effective January 1, 2018, segment profit includes the allocation of corporate expenses, as these expenses are included in segment operating performance. Segment profit has been adjusted for the prior-year period to conform to this methodology.

(USD millions)	Three Months Ended June 30,
	Net Sales
	As Reported		As Reported
	2018	2017	% Change	XFX % Change

Revlon	$258.3	$289.5	(10.8)%	(11.6)%
Elizabeth Arden	106.1	101.1	4.9%	1.9%
Portfolio Brands	147.6	143.4	2.9%	2.0%
Fragrances	94.8	111.7	(15.1)%	(16.3)%
Total	$606.8	$645.7	(6.0)%	(7.3)%

	Three Months Ended June 30,
	Segment Profit (b)
	As Reported		As Reported
	2018	2017	% Change	XFX % Change

Revlon	$36.5	$53.9	(32.3)%	(32.3)%
Elizabeth Arden	(5.8)	1.1	N.M.	N.M.
Portfolio Brands	(5.1)	(1.5)	(240.0)%	(240.0)%
Fragrances	11.1	8.0	38.8%	37.5%
Total	$36.7	$61.5	(40.3)%	(40.7)%

Revlon Segment

Revlon segment net sales in the second quarter of 2018 were $258.3 million, a 10.8% decrease compared to the prior-year period, driven by lower net sales of Revlon color cosmetics and Revlon ColorSilk hair color, primarily in the international markets due to the Oxford, N.C. service level disruptions, in addition to consumption declines in North America.

Revlon segment profit decreased by 32.3% in the second quarter of 2018 compared to the prior-year period, primarily due to the lower net sales.

Elizabeth Arden Segment

Elizabeth Arden segment net sales in the second quarter of 2018 were $106.1 million, a 4.9% increase compared to the prior-year period, primarily driven by higher net sales of Elizabeth Arden skin care products, including Ceramide and Prevage, principally in international markets.

Elizabeth Arden segment loss in the second quarter of 2018 was $5.8 million, compared to segment profit of $1.1 million in the prior-year period, primarily due to higher distribution costs associated with geographic mix and brand support expenses, partially offset by the higher net sales.

Portfolio Segment

Portfolio segment net sales of $147.6 million in the second quarter of 2018 increased by 2.9% compared to the prior-year period, primarily driven by higher net sales of Almay color cosmetics following the relaunch of the brand and lower sales incentives, as well as higher net sales of CND nail products as a result of Shellac nail polish innovation.

Portfolio segment loss in the second quarter of 2018 was $5.1 million, compared to segment loss of $1.5 million in the prior-year period, primarily as a result of higher brand support expenses, partially offset by the higher net sales.

Fragrances Segment

Fragrances segment net sales of $94.8 million in the second quarter of 2018 decreased by 15.1% compared to the prior-year period, driven primarily by the loss of certain licenses in 2018.

As a result of cost reductions associated with insourcing production capabilities, Fragrances segment profit increased by 38.8% in the second quarter of 2018 compared to the prior-year period, partially offset by the lower net sales.

Geographic Net Sales

Overall, net sales decreased by 6.0%, as detailed below by segment for the Company's North America and International Regions.

(USD millions)	Three Months Ended June 30,
	2018 As Reported	2017 As Reported	As Reported % Change	As Reported XFX % Change
Net Sales:
Revlon
North America	$148.9	$160.9	(7.5)%	(7.7)%
International	109.4	128.6	(14.9)%	(16.5)%
Elizabeth Arden
North America	$27.0	$29.1	(7.2)%	(8.2)%
International	79.1	72.0	9.9%	6.0%
Portfolio Brands
North America	$94.8	$80.2	18.2%	18.3%
International	52.8	63.2	(16.5)%	(18.8)%
Fragrances
North America	$61.2	$66.7	(8.2)%	(8.2)%
International	33.6	45.0	(25.3)%	(28.2)%
Total Net Sales	$606.8	$645.7	(6.0)%	(7.3)%

Total Net Sales Summary
North America [1]	$331.9	$336.9	(1.5)%	(1.7)%
International	274.9	308.8	(11.0)%	(13.4)%
[1] As Reported net sales in North America includes the impact of $5.8 million of costs related to the service level disruptions at the Oxford, N.C. manufacturing facility.

Revlon Segment

In North America, Revlon segment net sales of $148.9 million in the second quarter of 2018 decreased by 7.5% compared to the prior-year period, primarily as a result of lower net sales of Revlon color cosmetics due to consumption declines within the U.S. mass retail channel and lower net sales of Revlon ColorSilk hair color.

In International, Revlon segment net sales of $109.4 million in the second quarter of 2018 decreased by 14.9% compared to the prior-year period, due to lower net sales of Revlon color cosmetics, primarily resulting from the Oxford, N.C. service level disruptions.

Elizabeth Arden Segment

In North America, Elizabeth Arden segment net sales were $27.0 million in the second quarter of 2018, a decrease of 7.2% compared to the prior-year period, primarily due to the decrease in net sales of Elizabeth Arden color cosmetics driven primarily by certain customer store closures.

In International, Elizabeth Arden segment net sales of $79.1 million in the second quarter of 2018 increased by 9.9% compared to the prior-year period, primarily driven by higher net sales of skin care products within the EMEA and Asia regions.

Portfolio Segment

In North America, Portfolio segment net sales of $94.8 million in the second quarter of 2018 increased by 18.2% compared to the prior-year period, primarily driven by higher net sales of Almay color cosmetics and CND nail products.

In International, Portfolio segment net sales of $52.8 million in the second quarter of 2018 decreased by 16.5% compared to the prior-year period, primarily due to lower net sales of regional brands, as well as the Oxford, N.C. service level disruptions.

Fragrances Segment

In North America, Fragrances segment net sales of $61.2 million in the second quarter of 2018 decreased by 8.2% compared to the prior-year period, primarily driven by the loss of certain licensed designer and celebrity fragrances.

In International, Fragrances segment net sales of $33.6 million in the second quarter of 2018 decreased by 25.3% compared to the prior-year period, primarily due to the loss of certain licensed fragrance brands.

Cash Flow

Net cash used in operating activities in the first six months of 2018 was $190.1 million, compared to $139.2 million for the prior-year period. Free cash flow used in the first six months of 2018 was $220 million, compared to $179 million used in the prior-year period. These changes were primarily driven by the higher net loss attributed to lower net sales as compared to the prior-year period, partially offset by lower capital expenditures.

Liquidity Update

In June 2018, the Company entered into the 2018 Senior Unsecured Line of Credit Agreement providing the Company with a $50 million senior unsecured line of credit from MacAndrews & Forbes Incorporated, Revlon's majority stockholder. After giving effect to such transaction, as of June 30, 2018, the Company had approximately $106.5 million of available liquidity, consisting of $81.6 million of unrestricted cash and cash equivalents, $35.0 million of available borrowing capacity under the 2018 Senior Unsecured Line of Credit, as well as $6.5 million in available borrowing capacity under the Revolving Credit Facility (which had $376.7 million drawn as of such date), less float of $16.6 million.

In July 2018, the Company entered into the Asset-Based Term Loan Agreement, which provides the Company with a euro-denominated €77 million term loan facility (or the equivalent of approximately $90 million). After giving effect to this transaction, the Company's available liquidity as of July 31, 2018 was approximately $163.7 million, consisting of $81.3 million of unrestricted cash and cash equivalents, $50 million of available borrowing capacity under the 2018 Senior Unsecured Line of Credit, as well as $46.5 million in available borrowing capacity under the Revolving Credit Facility (which had $362.8 million drawn as of such date), less float of $14.1 million.

Second Quarter 2018 Results Conference Call

The Company will host a conference call with members of the investment community today, August 9, 2018, at 8:30 A.M. NYC time to discuss its second quarter 2018 financial results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Adjusted net sales; Adjusted operating loss/income; Adjusted net loss; Adjusted gross profit; Adjusted gross margin; Adjusted diluted loss per common share; and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures. See the reconciliations of such Non-GAAP Measures to their most directly comparable GAAP measures in the accompanying financial tables, to the extent not otherwise directly reconciled in the Company’s financial results.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the impact of non-cash stock compensation expense, the EBITDA Exclusions and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). The following table identifies the Non-Operating Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions)	Q2 2018	Q2 2017
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$0.8	$2.7
Restructuring and related charges	5.5	4.6
Acquisition and integration costs	4.6	10.0
Oxford SAP disruption-related charges	23.1	—
Loss on disposal of minority investment	20.1	—
Acquisition inventory adjustments	—	1.2
Deferred consideration for CBB acquisition	—	0.8
Elizabeth Arden 2016 Business Transformation program	—	0.3

(USD millions)	YTD 2018	YTD 2017
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$8.5	$4.4
Restructuring and related charges	11.0	5.7
Acquisition and integration costs	8.6	27.5
Oxford SAP disruption-related charges	33.1	—
Loss on disposal of minority investment	20.1	—
Acquisition inventory adjustments	—	17.2
Deferred consideration for CBB acquisition	—	1.7
Elizabeth Arden 2016 Business Transformation program	—	0.7

Adjusted net loss and adjusted diluted loss per common share exclude the after-tax impact of the Non-Operating Items from As Reported net loss.

The Company excludes the EBITDA Exclusions and Non-Operating Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures, and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA, as used in this release, are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Revlon, Elizabeth Arden, Portfolio brands, and Fragrances segments, excluding the EBITDA Exclusions. Segment profit also excludes the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). The Company does not have any material inter-segment sales.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions that could cause actual results to differ materially from those expected or implied by the estimated financial information. Such forward-looking statements include, among other things that: (i) the Company’s belief that despite SAP service level disruptions at the Oxford, N.C. plant and other broader market impacts, that it is starting to see the positive effects of its strategic investments on its growth priorities; (ii) the Company’s plans to focus on strengthening its brands, enhance the avenues through which it communicates and connects with its consumers and ensure broad availability of its products where the consumer shops in both brick and mortar and online; (iii) the Company’s belief that it is seeing strong growth in e-commerce and innovation, including a very positive response to the launch of Flesh; and (iv) the Company’s belief that it continues to build strategic capabilities and partnerships to position the company to win over the long term. Actual results may differ materially from the Company's forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments thereto filed with the SEC during 2017 and 2018 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include risks and uncertainties relating to: (i) less than expected results from the Company’s strategic investments on its growth priorities and/or unanticipated circumstances or results affecting the Company's financial performance and/or its ability to achieve its sales growth priorities, such as less than anticipated growth due to, among other things, less than effective new product innovation and development and/or greater than expected investment to achieve such initiatives; (ii) greater than expected challenges and difficulties in strengthening the Company’s brands, less than expected investment behind such activities and/or less than expected success in strengthening digital engagement with its consumers, as well as unanticipated costs or difficulties and/or delays in completing such initiatives; (iii) difficulties and/or delays in driving e-commerce and online sales growth and/or accelerating speed of innovation, difficulties and/or delays in developing the ability to successfully compete in a digitally-driven landscape, greater than expected levels of investment to achieve such initiatives and/or greater than expected challenges and difficulties in the retail and e-commerce environment; and/or (iv) difficulties, delays or the inability of the Company to build strategic capabilities and partnerships to position the company to win over the long term, such as due to less than expected customer and/or consumer acceptance of the Company's new or existing products, its advertising, promotional, pricing and/or marketing campaigns and/or brand communication or social engagement and/or less than expected levels of execution with customers. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(dollars in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)

Net sales	$606.8	$645.7	$1,167.5	$1,240.6
Cost of sales	259.6	268.4	502.2	533.9
Gross profit	347.2	377.3	665.3	706.7
Selling, general and administrative expenses	374.6	358.4	746.3	712.2
Acquisition and integration costs	4.6	10.0	8.6	27.5
Restructuring charges and other, net	5.9	3.7	10.0	4.9
Loss on disposal of minority investment	20.1	—	20.1	—
Operating (loss) income	(58.0)	5.2	(119.7)	(37.9)

Other expenses:
Interest expense	42.8	36.7	82.7	71.7
Amortization of debt issuance costs	3.0	2.3	5.3	4.5
Foreign currency losses (gains), net	20.2	(9.4)	9.6	(13.7)
Miscellaneous, net	0.2	0.8	0.2	1.4
Other expenses	66.2	30.4	97.8	63.9

Loss from continuing operations before income taxes	(124.2)	(25.2)	(217.5)	(101.8)
(Benefit from) provision for income taxes	(2.8)	11.9	(4.4)	(27.0)
Loss from continuing operations, net of taxes	(121.4)	(37.1)	(213.1)	(74.8)
(Loss) income from discontinued operations, net of taxes	(1.1)	0.6	0.3	0.9
Net loss	$(122.5)	$(36.5)	$(212.8)	$(73.9)

Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	(4.9)	1.8	(7.4)	6.5
Amortization of pension related costs, net of tax	2.1	2.1	4.2	4.1
Pension curtailment, net of tax	—	—	—	2.6
Reclassification into earnings of accumulated losses from the de-designated 2013 Interest Rate Swap, net of tax	0.1	0.6	0.7	1.2
Other comprehensive (loss) income	(2.7)	4.5	(2.5)	14.4
Total comprehensive loss	$(125.2)	$(32.0)	$(215.3)	$(59.5)

Basic (loss) earnings per common share:
Continuing operations	$(2.30)	$(0.70)	$(4.04)	$(1.42)
Discontinued operations	(0.02)	—	0.01	0.01
Net loss	$(2.32)	$(0.70)	$(4.03)	$(1.41)

Diluted (loss) earnings per common share:
Continuing operations	$(2.30)	$(0.70)	$(4.04)	$(1.42)
Discontinued operations	(0.02)	—	0.01	0.01
Net loss	$(2.32)	$(0.70)	$(4.03)	$(1.41)

Weighted average number of common shares outstanding:
Basic	52,823,326	53,096,935	52,748,913	52,569,473
Diluted	52,823,326	53,096,935	52,748,913	52,569,473

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	June 30,	December 31,
	2018	2017
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$81.6	$87.1
Trade receivables, net	381.9	444.8
Inventories	565.4	497.9
Prepaid expenses and other current assets	165.9	113.4
Total current assets	1,194.8	1,143.2
Property, plant and equipment, net	363.0	372.7
Deferred income taxes	161.2	138.0
Goodwill	692.2	692.5
Intangible assets, net	570.3	592.1
Other assets	110.4	118.4
Total assets	$3,091.9	$3,056.9

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$29.8	$12.4
Current portion of long-term debt	388.0	170.2
Accounts payable	338.0	336.9
Accrued expenses and other current liabilities	432.3	412.8
Total current liabilities	1,188.1	932.3
Long-term debt	2,649.3	2,653.7
Long-term pension and other post-retirement plan liabilities	167.2	172.8
Other long-term liabilities	68.0	68.5
Total stockholders' deficiency	(980.7)	(770.4)
Total liabilities and stockholders' deficiency	$3,091.9	$3,056.9

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Six Months Ended
	June 30,
	2018	2017
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(212.8)	$(73.9)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	79.3	73.8
Foreign currency losses (gains) from re-measurement	9.8	(15.3)
Amortization of debt discount	0.6	0.6
Stock-based compensation amortization	8.5	4.4
Benefit from deferred income taxes	(26.0)	(36.5)
Amortization of debt issuance costs	5.3	4.5
Non-cash loss on disposal of minority investment	18.6	—
Loss on sale of certain assets	0.4	0.4
Pension and other post-retirement cost	1.2	1.1
Change in assets and liabilities, net of acquisitions:
Decrease in trade receivables	54.4	42.4
Increase in inventories	(74.9)	(85.9)
Increase in prepaid expenses and other current assets	(55.4)	(29.0)
Increase in accounts payable	10.9	47.0
Increase (decrease) in accrued expenses and other current liabilities	19.9	(42.0)
Pension and other post-retirement plan contributions	(3.8)	(3.9)
Purchases of permanent displays	(35.6)	(26.3)
Other, net	9.5	(0.6)
Net cash used in operating activities	(190.1)	(139.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(29.8)	(39.6)
Net cash used in investing activities	(29.8)	(39.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in short-term borrowings and overdraft	13.2	(6.7)
Net borrowings under the 2016 Revolving Credit Facility	219.7	87.5
Repayments under the 2016 Term Loan Facility	(9.0)	(9.0)
Payment of financing costs	(2.9)	(0.9)
Tax withholdings related to net share settlements of restricted stock units and awards	(3.5)	(2.5)
Other financing activities	(0.6)	(1.0)
Net cash provided by financing activities	216.9	67.4
Effect of exchange rate changes on cash and cash equivalents	(2.1)	8.3
Net decrease in cash, cash equivalents and restricted cash	(5.1)	(103.1)
Cash, cash equivalents and restricted cash at beginning of period	87.4	186.8
Cash, cash equivalents and restricted cash at end of period	$82.3	$83.7
Supplemental schedule of cash flow information:
Cash paid (received) during the period for:
Interest	$80.8	$70.5
Income taxes, net of refunds	6.5	8.0

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended
	June 30,
	2018	2017
	(Unaudited)

Reconciliation to net loss:

Net loss	$(122.5)	$(36.5)
(Loss) income from discontinued operations, net of taxes	(1.1)	0.6
Loss from continuing operations, net of taxes	(121.4)	(37.1)

Interest expense	42.8	36.7
Amortization of debt issuance costs	3.0	2.3
Foreign currency losses (gains), net	20.2	(9.4)
(Benefit from) provision for income taxes	(2.8)	11.9
Depreciation and amortization	40.6	36.7
Miscellaneous, net	0.2	0.8

EBITDA	$(17.4)	$41.9

Non-operating items:
Non-cash stock compensation expense	0.8	2.7
Restructuring and related charges	5.5	4.6
Acquisition and integration costs	4.6	10.0
Oxford SAP disruption-related charges	23.1	—
Loss on disposal of minority investment	20.1	—
Acquisition inventory adjustments	—	1.2
Deferred consideration for CBB acquisition	—	0.8
Elizabeth Arden 2016 Business Transformation program	—	0.3

Adjusted EBITDA	$36.7	$61.5

	Six Months Ended
	June 30,
	2018	2017
	(Unaudited)

Reconciliation to net loss:

Net loss	$(212.8)	$(73.9)
Income from discontinued operations, net of taxes	0.3	0.9
Loss from continuing operations, net of taxes	(213.1)	(74.8)

Interest expense	82.7	71.7
Amortization of debt issuance costs	5.3	4.5
Foreign currency losses (gains), net	9.6	(13.7)
Benefit from income taxes	(4.4)	(27.0)
Depreciation and amortization	79.3	73.8
Miscellaneous, net	0.2	1.4

EBITDA	$(40.4)	$35.9

Non-operating items:
Non-cash stock compensation expense	8.5	4.4
Restructuring and related charges	11.0	5.7
Acquisition and integration costs	8.6	27.5
Oxford SAP disruption-related charges	33.1	—
Loss on disposal of minority investment	20.1	—
Acquisition inventory adjustments	—	17.2
Deferred consideration for CBB acquisition	—	1.7
Elizabeth Arden 2016 Business Transformation program	—	0.7

Adjusted EBITDA	$40.9	$93.1

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,
	2018	2017
	(Unaudited)

Segment Net Sales:
Revlon	$258.3	$289.5
Elizabeth Arden	106.1	101.1
Portfolio Brands	147.6	143.4
Fragrances	94.8	111.7
Total Segment Net Sales	$606.8	$645.7

Segment Profit:
Revlon	$36.5	$53.9
Elizabeth Arden	(5.8)	1.1
Portfolio Brands	(5.1)	(1.5)
Fragrances	11.1	8.0
Total Segment Profit/Adjusted EBITDA	$36.7	$61.5

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(124.2)	$(25.2)

Interest expense	42.8	36.7
Amortization of debt issuance costs	3.0	2.3
Foreign currency losses (gains), net	20.2	(9.4)
Miscellaneous, net	0.2	0.8
Operating (loss) income	(58.0)	5.2

Non-operating items:
Restructuring and related charges	5.5	4.6
Acquisition and integration costs	4.6	10.0
Oxford SAP disruption-related charges	23.1	—
Loss on disposal of minority investment	20.1	—
Acquisition inventory adjustments	—	1.2
Deferred consideration for CBB acquisition	—	0.8
Elizabeth Arden 2016 Business Transformation program	—	0.3
Adjusted Operating (loss) income	(4.7)	22.1

Non-cash stock compensation expense	0.8	2.7
Depreciation and amortization	40.6	36.7

Adjusted EBITDA	$36.7	$61.5

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Six Months Ended June 30,
	2018	2017
	(Unaudited)

Segment Net Sales:
Revlon	$487.4	$533.3
Elizabeth Arden	211.8	196.8
Portfolio Brands	282.1	290.0
Fragrances	186.2	220.5
Total Segment Net Sales	$1,167.5	$1,240.6

Segment Profit:
Revlon	$38.8	$75.7
Elizabeth Arden	(4.3)	0.7
Portfolio Brands	(7.9)	—
Fragrances	14.3	16.7
Total Segment Profit/Adjusted EBITDA	$40.9	$93.1

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(217.5)	$(101.8)

Interest expense	82.7	71.7
Amortization of debt issuance costs	5.3	4.5
Foreign currency gains, net	9.6	(13.7)
Miscellaneous, net	0.2	1.4
Operating loss	(119.7)	(37.9)

Non-operating items:
Restructuring and related charges	11.0	5.7
Acquisition and integration costs	8.6	27.5
Oxford SAP disruption-related charges	33.1	—
Loss on disposal of minority investment	20.1	—
Acquisition inventory adjustments	—	17.2
Deferred consideration for CBB acquisition	—	1.7
Elizabeth Arden 2016 Business Transformation program	—	0.7
Adjusted Operating loss	(46.9)	14.9

Non-cash stock compensation expense	8.5	4.4
Depreciation and amortization	79.3	73.8

Adjusted EBITDA	$40.9	$93.1

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET SALES RECONCILIATION
(dollars in millions)

	Three Months Ended
	June 30,
	2018	2017
	(Unaudited)

Net Sales	$606.8	$645.7

Non-operating items:
Oxford SAP disruption-related charges	5.8	—

Adjusted Net Sales	$612.6	$645.7

	Six Months Ended
	June 30,
	2018	2017
	(Unaudited)

Net Sales	$1,167.5	$1,240.6

Non-operating items:
Oxford SAP disruption-related charges	5.8	—

Adjusted Net Sales	$1,173.3	$1,240.6

REVLON, INC. AND SUBSIDIARIES
ADJUSTED GROSS PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,
	2018	2017
	(Unaudited)

Gross Profit	$347.2	$377.3

Non-operating items:
Restructuring and related charges	(0.8)	0.2
Oxford SAP disruption-related charges	23.1	—
Acquisition inventory adjustments	—	1.2
Elizabeth Arden 2016 Business Transformation program	—	0.1

Adjusted Gross Profit	$369.5	$378.8

	Six Months Ended June 30,
	2018	2017
	(Unaudited)

Gross Profit	$665.3	$706.7

Non-operating items:
Restructuring and related charges	0.3	0.2
Oxford SAP disruption-related charges	33.1	—
Acquisition inventory adjustments	—	17.2
Elizabeth Arden 2016 Business Transformation program	—	0.3

Adjusted Gross Profit	$698.7	$724.4

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET LOSS AND ADJUSTED DILUTED LOSS PER SHARE RECONCILIATION
(dollars in millions, except share and per share amounts)

	Three Months Ended June 30,
	2018	2017
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(122.5)	$(36.5)

Non-operating items (after-tax):
Restructuring and related charges	4.7	3.7
Acquisition and integration costs	3.6	6.7
Oxford SAP disruption-related charges	17.5	—
Loss on disposal of minority investment	15.5	—
Acquisition inventory adjustments	—	0.9
Deferred consideration for CBB acquisition	—	0.8
Elizabeth Arden 2016 Business Transformation program	—	0.2

Adjusted net loss	$(81.2)	$(24.2)

Net loss:
Diluted loss per common share	(2.32)	(0.70)
Adjustment to diluted loss per common share	0.78	0.24
Adjusted diluted loss per common share	$(1.54)	$(0.46)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,823,326	53,096,935

	Six Months Ended June 30,
	2018	2017
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(212.8)	$(73.9)

Non-operating items (after-tax):
Restructuring and related charges	9.0	5.1
Acquisition and integration costs	6.7	17.6
Oxford SAP disruption-related charges	25.1	—
Loss on disposal of minority investment	15.5	—
Acquisition inventory adjustments	—	12.7
Deferred consideration for CBB acquisition	—	1.7
Elizabeth Arden 2016 Business Transformation program	—	0.5

Adjusted net (loss) income	$(156.5)	$(36.3)

Net (loss) income:
Diluted loss per common share	(4.03)	(1.41)
Adjustment to diluted loss per common share	1.06	0.72
Adjusted diluted (loss) earnings per common share	$(2.97)	$(0.69)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,748,913	52,569,473

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Six Months Ended June 30,
	2018	2017
	(Unaudited)

Reconciliation to net cash used in operating activities:

Net cash used in operating activities	$(190.1)	$(139.2)

Less capital expenditures	(29.8)	(39.6)

Free cash flow	$(219.9)	$(178.8)

CONTACT:
Investor Relations:
Revlon
212-527-5230
Eric.warren@revlon.com